Exhibit 1

                       TRUSTEE'S DISTRIBUTION STATEMENT


To the Holders of:
Corporate Backed Trust Certificates, Series 2001-1
*CUSIP:    21988G205     Class    A-1
           21988GAA4     Class    A-2

In accordance with the Standard Terms for Trust Agreements, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending July 15, 2005.

INTEREST ACCOUNT
----------------


Balance as of        January 15, 2005.....                               $0.00
        Scheduled Income received on securities.....             $1,766,282.70
        Unscheduled Income received on securities.....                   $0.00

LESS:
        Distribution to Class A-1 Holders.....                  -$1,766,250.00
        Distribution to Class A-2 Holders.....                          -$0.00
        Distribution to Depositor.....                                  -$0.00
        Distribution to Trustee.....                                   -$32.70
Balance as of        July 15, 2005.....                                   0.00


PRINCIPAL ACCOUNT
-----------------


Balance as of        January 15, 2005.....                               $0.00
        Scheduled principal payment received on securities.....          $0.00

LESS:
        Distribution to Holders.....                                    -$0.00
Balance as of        July 15, 2005.....                                  $0.00


             UNDERLYING SECURITIES HELD AS OF     July 15, 2005


            Principal
             Amount                        Title of Security
           -----------                     -----------------
           $46,851,000       JPM Capital Trust I 7.54% Cumulative Capital
                             Securities due January 15, 2027
                             *CUSIP:    46623PAA2

U.S. Bank Trust National Association, as Trustee

*The Trustee shall not be held responsible for the selection or use of the CUSIP numbers nor is any representation made as to its correctness. It is included solely for the convenience of the Holders.